                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                 (AS PERMITTED BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                      FASTNET CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                 N/A
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

FASTNET CORPORATION

   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 23, 2000.

               NOTICE OF 2000 ANNUAL MEETING AND PROXY STATEMENT

                                     [LOGO]

                                                                    May 12, 2000

Dear Shareholder,

    On behalf of the Board of Directors and management of FASTNET Corporation, I cordially invite you to attend the Company's 2000 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. (EST) on June 23, 2000 at the Holiday Inn located at Routes 22 and 512, Bethlehem, PA 18017, in the Lehigh Room.

    Important information concerning the matters to be acted upon at the Annual Meeting is contained in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. After careful consideration, our Board of Directors has unanimously approved the three proposals described in the Proxy Statement and recommends that you vote FOR each proposal.

    I encourage you to attend the Annual Meeting in person. Whether or not you do so, however, I hope that you will read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save FASTNET additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the Annual Meeting even if you have previously returned the proxy card.

    Thank you for your attention to this important matter.

                                          Sincerely,
                                          /s/ David K. Van Allen

                                          DAVID K. VAN ALLEN
                                          CHIEF EXECUTIVE OFFICER

                              FASTNET CORPORATION
                         Two Courtney Place, Suite 130
                              3864 Courtney Street
                              Bethlehem, PA 18017

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 23, 2000

    Notice is hereby given that the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of FASTNET Corporation (the "Company"), a Pennsylvania business corporation, will be held at the Holiday Inn located at Routes 22 and 512, Bethlehem, PA 18017, in the Lehigh Room, on June 23, 2000, at 10:00 a.m.,
(EST).

    A proxy card and a Proxy Statement for the Annual Meeting are enclosed.

    The Annual Meeting is for the following purposes:

    1. To elect six directors each for a one-year term and until the election and qualification of his successor;

    2. To approve an increase in the number of shares authorized for issuance under the Company's Equity Compensation Plan from 1,000,000 to 3,000,000 shares of common stock of the Company;

    3. To ratify the selection of Arthur Andersen LLP as the Company's auditors for 2000; and

    4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    The Board of Directors is not aware of any other business to come before the Annual Meeting.

    Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or date to which the Annual Meeting may be adjourned or postponed. Only shareholders of record at the close of business on May 5, 2000 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose germane to the Annual Meeting at the main office of the Company during the ten days prior to the Annual Meeting, as well as at the Annual Meeting.

    You are requested to complete, sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the postage prepaid envelope provided, or use the Company's Internet voting procedures or cast your vote via telephone. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                                          By Order of the Board of Directors,
                                          /s/ Stanley F. Bielicki

                                          STANLEY F. BIELICKI
                                          SECRETARY

Bethlehem, Pennsylvania
May 12, 2000

    YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR USE THE COMPANY'S INTERNET VOTING PROCEDURES OR CAST YOUR VOTE VIA TELEPHONE.

                              FASTNET CORPORATION
                         Two Courtney Place, Suite 130
                              3864 Courtney Street
                              Bethlehem, PA 18017

                                PROXY STATEMENT
                      2000 ANNUAL MEETING OF SHAREHOLDERS

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FASTNET Corporation (the "Company") of proxies for use at the 2000 Annual Meeting of Shareholders of the Company to be held on June 23, 2000 (the "Annual Meeting") and at any adjournments thereof. Action will be taken at the meeting upon the election of six directors, approval of an increase to the number of shares authorized for issuance under the Company's Equity Compensation Plan (the "Plan") from 1,000,000 to a total of 3,000,000 shares of common stock of the Company, ratification of the selection of Arthur Andersen LLP as the Company's auditors for 2000, and such other business as may properly come before the meeting and any adjournments thereof. This Proxy Statement, the accompanying proxy card, and the Company's Annual Report for 1999 will first be sent to the Company's shareholders on or about May 12, 2000.

VOTING RIGHTS AND PROXY INFORMATION

    Only the holders of the Company's Common Stock, no par value per share ("Shares"), of record at the close of business on May 5, 2000 are entitled to vote at the Annual Meeting. On that date there were 14,988,947 Shares outstanding and entitled to be voted at the meeting. The presence at the annual meeting of a majority, or 7,644,363 Shares, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on the books of the Company. Directors shall be elected by a plurality of the votes cast.

    The Shares represented by each properly executed proxy card will be voted in the manner specified by the shareholder. If instructions to the contrary are not given, such Shares will be voted FOR the election to the Board of Directors of the nominees listed herein, FOR the approval of the increase in the number of shares authorized for issuance under the Plan and FOR ratification of the selection of Arthur Andersen LLP as the Company's auditors for 2000. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

    Execution of the accompanying proxy card will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted. Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker, or other record owner) records the fact of abstention or fails to vote (including broker non-votes) either in person or by proxy, such action is not considered a vote cast and will have no effect on the election of directors, the approval of the increase to the number of shares authorized for issuance under the Plan or the ratification of the selection of Arthur Andersen LLP, but will be considered present for purposes of determining a quorum.

    An automated system administered by the Company's transfer agent will tabulate affirmative and negative votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for quorum purposes, and each is tabulated separately. Approval of the increase in the number of Shares authorized for issuance under the Company's Equity Compensation Plan and the ratification of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the Shares present or represented and entitled to vote at the Annual Meeting.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    The Board of Directors of the Company currently consists of six members, all of which are elected each year to hold office for a one-year term and until successors are duly elected and qualified, except in the event of death, resignation, or removal. Subject to shareholder approval at this meeting, six directors will be elected at the Annual Meeting. Each director will be elected at the Annual Meeting by a plurality of votes cast at the meeting.

    Mr. Van Allen, Mr. Hunt, Mr. Michels, Mr. Farber, Mr. Borden and
Mr. Kessman, each of whom are current members of the Board of Directors, have been nominated by the Board of Directors for election as directors at the Annual Meeting. Shares represented by properly executed proxy cards in the accompanying form will be voted for such nominees in the absence of instructions to the contrary. The nominees have consented to be named and to serve if elected. The Company does not know of anything that would preclude the nominees from serving if elected. If, for any reason, a nominee should become unable or unwilling to stand for election as a director, either the Shares represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as the Board of Directors may recommend or the number of directors to be elected at the Annual Meeting will be reduced accordingly.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF MR. VAN ALLEN, MR. HUNT, MR. MICHELS, MR. FARBER, MR. BORDEN AND MR. KESSMAN AS DIRECTORS AT THE ANNUAL MEETING.

    Set forth below is certain information concerning Mr. Van Allen, Mr. Hunt, Mr. Michels, Mr. Farber, Mr.Borden and Mr. Kessman.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING:

    DAVID K. VAN ALLEN, 41, has served as the chief executive officer and chairman of the board of directors of FASTNET since May 1994, and was a member of the Compensation Committee of the Board of Directors in 1999. Mr. Van Allen co-founded FASTNET together with Mr. Hunt in May 1994. From March 1991 until May 1994, Mr. Van Allen formed and managed his own company, Van Allen & Associates, which provided computer network services to businesses. From
July 1988 until February 1991, Mr. Van Allen was a manager with Tandy Corporation, a manufacturer and vendor of consumer electronics. From April 1986 until June 1988, Mr. Van Allen was a chief design engineer with Texar Inc., a provider of hardware to the radio broadcast industry. From January 1984 until March 1986, Mr. Van Allen was a consultant with Motorola Corporation, a manufacturer of electronic equipment and developer of communications and computer systems, where he focused on designing and marketing audio processing systems.

    SONNY C. HUNT, 39, has served as president and a member of the board of directors of FASTNET since May 1994. Mr. Hunt co-founded FASTNET together with Mr. Van Allen in May 1994. From June 1991 until May 1994, Mr. Hunt formed and managed his own company, HS&T, a provider of hardware, software and training services. From December 1987 until June 1991, Mr. Hunt, was a programmer for Nexus Inc., a developer of word processors and other multi-user software tools for business, and in June 1991, he acquired the company. From August 1985 until December 1987, Mr. Hunt was a programmer for The Small Computer Company, a database software developer. Mr. Hunt attended George Mason University and has completed advanced courses in computer programming.

    DOUGLAS L. MICHELS, 45, has served as a member of the board of directors of FASTNET since October 1998 and is a member of the Compensation Committee of the Board of Directors. Mr. Michels currently serves as the President, Chief Executive Officer and a director of The Santa Cruz Operation, Inc., which provides UNIX-based, open system software, where he has held various positions since 1979. Mr. Michels co-founded The Santa Cruz Operation, Inc. in 1979.
Mr. Michels holds a B.S. in computer and information science from the University of California, Santa Cruz.

    DAVID J. FARBER, 66, has served as a member of the board of directors of FASTNET since January 2000. In January 2000, Mr. Farber was appointed to serve as Chief Technologist for the Federal Communications Commission. Due to this appointment, Mr. Farber has taken a leave of absence from his position as a professor at the University of Pennsylvania, where he has held appointments in both the Department of Computer Science and the Department of Engineering since September 1988. Since September 1998, Mr. Farber has also served as director for both the Center for Communications and Information Sciences and Policy, and the Distributed Computer Laboratory, managing research in high-speed networking.
Mr. Farber holds a B.S.E.E., a Masters in Mathematics and an honorary doctorate of Science from the Stevens Institute of Technology.

    R. BARRY BORDEN, 60, has served as a member of the board of directors of FASTNET since January 2000 and has been a member of the Compensation Committee of the Board of Directors since March 2000. Mr. Borden has served as president of Nettech Systems, Inc., a supplier of software for wireless data communications, since August 1997. In addition, Mr. Borden has served as president of LMA Group, Inc., a general management consulting firm, since
August 1984. Mr. Borden is also a member of the board of directors of Sedona Corporation, a supplier of software to corporations for visualization of spatial data, and AM Communications, Inc., a provider of status and network monitoring systems for broadband networks. Mr. Borden holds a B.S.E.E. from the University of Pennsylvania.

    ALAN S. KESSMAN, 53, has served as a member of the board of directors of FASTNET since January 2000 and has been a member of the Compensation Committee of the Board of Directors since March 2000. Mr. Kessman has been a partner in PS Capital, an investment management advisory partnership, since October 1998, and has served as chief executive officer and a director of Vion
Pharmaceuticals, Inc., a company focused on cancer research, since
January 1999. From 1983 to June 1998, Mr. Kessman served as chief executive officer and president of Executone Information Systems, Inc., a company that designs, manufactures and supports voice processing and healthcare communications systems and offers voice, data and video network services.
Mr. Kessman holds a B.S. in Business Administration from Lehigh University and is a certified public accountant.

  PROPOSAL NO. 2--APPROVAL OF INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR
             ISSUANCE UNDER THE COMPANY'S EQUITY COMPENSATION PLAN

    The Company's shareholders are being asked to act upon a proposal to approve an increase in the number of Shares authorized for issuance under the Company's Equity Compensation Plan from 1,000,000 to a total of 3,000,000. The Plan provides for grants of incentive stock options, nonqualified stock options, and restricted stock to the Company's employees, advisors and consultants, and to non-employee directors. The Company is currently authorized to issue up to 1,000,000 shares of common stock under the Plan, of which 940,500 shares have been issued as of April 20, 2000, subject to certain vesting restrictions. The Company believes that the availability of the additional Shares will ensure that the Company continues to have a sufficient reserve of Shares authorized under the Plan to grant to the Company's current and future employees, advisors and consultants, and to non-employee directors. By encouraging stock ownership in the Company through the issuance of stock options, the Company seeks to motivate such individuals to contribute materially to the Company's success. On
March 23, 2000, the Compensation Committee of the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to increase the number of Shares authorized for issuance under the Plan to a total of 3,000,000. The Compensation Committee has directed that the proposal to amend the Plan be submitted to the Company's shareholders for their approval.

    If the amendment to the Plan is approved by the shareholders, the amendment would become effective on the date such shareholder approval is granted. If the amendment is not approved by the shareholders, the amendment will not be effected and the Compensation Committee will reconsider its proposal.

    THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING BY THE HOLDERS OF THE OUTSTANDING SHARES IS REQUIRED FOR THE APPROVAL OF THIS INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL.

             PROPOSAL NO. 3--RATIFICATION OF SELECTION OF AUDITORS

    The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to be the Company's auditors for 2000. Although not required to do so, the Board of Directors has determined that it would be desirable to request ratification of this appointment by the holders of Shares of the Company. If such ratification is not received, the Board of Directors will reconsider the appointment.

    A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions submitted either orally or in writing at the meeting.

    THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING BY THE HOLDERS OF THE OUTSTANDING SHARES IS REQUIRED FOR THE RATIFICATION OF THIS SELECTION. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL.

OTHER MATTERS

    As of the date of this Proxy Statement, management knows of no other matters to be presented for action at the Annual Meeting. However, if any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying proxy card will vote on such business in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table contains information as of April 20, 2000 relating to the beneficial ownership of Shares by each of the members of the Board of Directors, the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, by members of the Board of Directors and the Company's officers as a group, and by the holders of 5% or more of the total Shares outstanding. As of April 20, 2000, there were 14,988,947 Shares outstanding. Information as to the number of Shares owned and the nature of ownership has been provided by these persons and is not within the direct knowledge of the Company.

    Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In presenting the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants owned by such person that are currently exercisable or exercisable within 60 days of April 20, 2000 are deemed outstanding; provided that such shares are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. The options listed as beneficially owned by Mr. Hunt reflect options to purchase 5,000 shares of common stock that were issued to Mr. Hunt's wife, who is also an employee of the Company.

                                                                  OPTIONS AND
NAME                                                   SHARES      WARRANTS       TOTAL     PERCENT
----                                                  ---------   -----------   ---------   --------
5% SHAREHOLDERS

H&Q You Tools Investment Holding, L.P...............  3,175,765    1,030,000    4,205,765     28.1%
  One Bush Street
  San Francisco, CA 94104

EXECUTIVE OFFICERS AND DIRECTORS

David K. Van Allen..................................  2,825,000           --    2,825,000     18.8%
Sonny C. Hunt.......................................  2,725,000        5,000    2,730,000     18.2%
Stanley F. Bielicki.................................    100,000       75,000      175,000      1.2%
Rafe Scheinblum.....................................    175,000       75,000      250,000      1.7%
Phillip L. Weller...................................    175,000       75,000      250,000      1.7%
David J. Farber.....................................         --        7,500        7,500      0.1%
R. Barry Borden.....................................         --        7,500        7,500      0.1%
Alan S. Kessman.....................................         --        7,500        7,500      0.1%
Douglas L. Michels..................................         --      107,500      107,500      0.7%
All directors and executive officers as a group
  (11 persons)......................................  6,000,000      360,000    6,360,000     42.5%

DIRECTORS AND EXECUTIVE OFFICERS

    The Board of Directors of the Company currently consists of six members, all of which are elected each year to hold office for a one-year term and until successors are duly elected and qualified, except in the event of death, resignation, or removal. Each of Company's current members of the Board of Directors has been nominated for election at the Annual Meeting. Certain information about each of these directors is furnished in the section entitled "Proposal No. 1--Election of Directors" set forth above.

    The following table sets forth information with respect to the executive officers, as well as certain other members of senior management, of the Company as of April 20, 2000:

NAME                     AGE                           POSITION
----                   --------                        --------
David K. Van Allen...     41      Chief Executive Officer and Director
Sonny C. Hunt........     39      President and Director
Stanley F. Bielicki..     54      Chief Financial Officer
Phillip L. Weller....     39      Chief Technology Officer
Rafe Scheinblum......     47      Executive Vice President--Operations
Mark A. Horinko......     37      Vice President--Engineering
Thomas J. Roberts....     40      Vice President--Sales

    DAVID K. VAN ALLEN has served as the chief executive officer and chairman of the board of directors of FASTNET since May 1994. Mr. Van Allen co-founded FASTNET together with Mr. Hunt in May 1994. From March 1991 until May 1994,
Mr. Van Allen formed and managed his own company, Van Allen & Associates, which provided computer network services to businesses. From July 1988 until February 1991, Mr. Van Allen was a manager with Tandy Corporation, a manufacturer and vendor of consumer electronics. From April 1986 until June 1988, Mr. Van Allen was a chief design engineer with Texar Inc., a provider of hardware to the radio broadcast industry. From January 1984 until March 1986, Mr. Van Allen was a consultant with Motorola Corporation, a manufacturer of electronic equipment and developer of communications and computer systems, where he focused on designing and marketing audio processing systems.

    SONNY C. HUNT has served as president and a member of the board of directors of FASTNET since May 1994. Mr. Hunt co-founded FASTNET together with Mr. Van Allen in May 1994. From June 1991 until May 1994, Mr. Hunt formed and managed his own company, HS&T, a provider of hardware, software and training services. From December 1987 until June 1991, Mr. Hunt, was a programmer for Nexus Inc., a developer of word processors and other multi-user software tools for business, and in June 1991, he acquired the company. From August 1985 until December 1987, Mr. Hunt was a programmer for The Small Computer Company, a database software developer. Mr. Hunt attended George Mason University and has completed advanced courses in computer programming.

    STANLEY F. BIELICKI has served as chief financial officer of FASTNET since February 1997. From March 1984 until February 1997, Mr. Bielicki maintained a private practice as a financial advisor, specializing in small and medium sized businesses. Mr. Bielicki is a certified public accountant and holds a B.S. in microbiology from Ohio State University and a M.B.A. from Southern Illinois University.

    PHILLIP L. WELLER has served as chief technology officer of FASTNET since November 1999. Mr. Weller previously served as executive vice president of engineering of FASTNET from November 1996 until November 1999. From June 1991 until November 1996, Mr. Weller was a project manager and senior developer with AT&T Microelectronics/Lucent Technologies, where he participated in the development of new and modern message handling systems. From June 1980 until June 1991, Mr. Weller was a circuit designer with AT&T Bell Laboratories, a developer of voice, data and video telecommunications, in its Very Large Scale Integration division. Mr. Weller holds an A.A.S. in electronics technology from Lehigh County Community College, a B.S. in computer science from Moravian College and a M.S. in engineering science from Pennsylvania State University.

    RAFE SCHEINBLUM has served as executive vice president of operations of FASTNET since July 1996. From September 1989 until June 1996, Mr. Scheinblum formed and managed his own company, Double Click Computers. Mr. Scheinblum holds a B.F.A. in theatrical design from Windham College.

    MARK A. HORINKO has served as vice president of engineering of FASTNET since May 1999. From May 1984 until May 1999, Mr. Horinko held several senior management positions with Vanguard Cellular Systems, Inc., including director of technical services. Mr. Horinko's responsibilities at Vanguard included working in areas of network engineering and operations, network deployment and real estate, information technology and network management and security. Mr. Horinko holds an A.A.S. from Lincoln Technical Institute in microelectronics and has studied Computer Science and Business Management at Mansfield State University and Moravian College.

    THOMAS J. ROBERTS joined FASTNET as vice president of sales in January 2000. From April 1989 until January 2000, Mr. Roberts served as director, field sales for Binney & Smith where he was responsible for managing all of their food, drug and regional mass merchandiser customers. Mr. Roberts holds a B.A. in communications from Bloomsburg University and an M.B.A. from Columbia University Business School.

    Our executive officers are elected by and serve at the discretion of our Board of Directors. There are no family relationships among our directors and officers.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors of the Company consisted of Mr. Van Allen, Mr. Hunt and Mr. Michels and held 4 meetings in 1999. Each director attended at least 75% of the aggregate of the fiscal year 1999 meetings of the Board of Directors and of the Board committee or committees on which he served during the year. Standing committees of the Board of Directors of the Company are the Audit

Committee and the Compensation Committee. Members of the Audit Committee are
Mr. Kessman, Mr.Farber and Mr. Borden, each of whom is an non-employee director. Members of the Compensation Committee for the fiscal year ended December 31, 1999 were Mr. Van Allen and Mr. Michels. New members of the Compensation Committee were appointed by the Board of Directors on March 23, 2000, consisting of Mr. Michels, Mr. Kessman and Mr. Borden, each of whom is a non-employee director.

    The Audit Committee was not formed until March 23, 2000 and, therefore, did not meet in 1999. The principal functions of the Audit Committee are to recommend the firm to be appointed as independent accountants to audit the Company's financial statements, review with management and the Company's independent public accountants the scope and results of the annual audit conducted each year; to discuss with management and the Company's independent public accountants the Company's annual financial statements; to review fees paid to, and the scope of services provided by, the Company's independent public accountants; and to perform such other related duties and functions as are deemed appropriate by the Audit Committee and the Board of Directors.

    During 1999, the Compensation Committee met one time. The principal function of the Compensation Committee is to administer the Company's stock option plans, including the review and approval of stock option grants. The Compensation Committee also reviews and approves the compensation and benefits of executive officers, and makes recommendations to the Board of Directors regarding such matters.

    The Board of Directors does not have a Nominating Committee. The Board will consider nominees for election to the Board of Directors recommended by the Company's shareholders. All such recommendations should be submitted in writing to the Board of Directors at the Company's principal office.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administering various incentive compensation and benefit plans. The compensation committee consisted of Mr. Van Allen and Mr. Michels through the fiscal year ended December 31, 1999, and presently consists of Mr. Michels, Mr. Kessman and Mr. Borden. During Mr. Van Allen's appointment to the Compensation Committee in 1999, he participated in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants of the Company, other than himself. No interlocking relationship existed between any member of Compensation Committee and any member of any other Company's Board of Directors or Compensation Committee during the fiscal year ended December 31, 1999, and none exists currently.

DIRECTOR COMPENSATION

    We reimburse each member of the Board of Directors for out-of-pocket expenses incurred in connection with attending Board meetings. No member of the Board of Directors currently receives any additional cash compensation. The Company granted options to purchase 50,000 shares of the Company's common stock to Mr. Michels, Mr. Farber, Mr. Borden and Mr. Kessman on February 28, 2000, which will vest quarterly over a five year period at an exercise price of $9.25 per share. These options will expire on February 28, 2010. Mr. Michels, Mr. Farber, Mr. Borden and Mr. Kessman each were granted an additional option to purchase 5,000 shares of the Company's common stock on February 28, 2000, which vested immediately at an exercise price of $9.25 per share. These options also will expire on February 28, 2010. Each outside director will receive an annual grant of 6,000 options during their term which will vest over five years.

    On March 3, 1999, we granted Mr. Michels, a member of the Board of Directors, an option to purchase 100,000 shares of our common stock at an exercise price of $1.50 per share, which expires on March 3, 2009. The option became immediately exercisable on the date of grant.

EXECUTIVE COMPENSATION

    The table below summarizes information concerning the compensation awarded to, earned by, or paid for services rendered to FASTNET in all capacities during the fiscal years ended December 31, 1998 and 1999 by the Company's:

    - Chief Executive Officer; and

    - executive officers whose salary and bonus for that fiscal year exceeded $100,000 and who served as an executive officer of FASTNET during that fiscal year.

    Other than the salary and bonus described in the table below, we did not pay any executive officer named in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of either $50,000 or 10% of the total of his salary and bonus during the fiscal years ended December 31, 1998 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL
                                                        COMPENSATION
                                                    --------------------    OTHER ANNUAL        ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR     SALARY($)   BONUS($)   COMPENSATION($)   COMPENSATION($)
---------------------------              --------   ---------   --------   ---------------   ---------------
David K. Van Allen.....................    1998       33,800     70,000            --             2,705
  CHIEF EXECUTIVE OFFICER                  1999      182,250         --            --             2,705

Sonny C. Hunt..........................    1998       76,154     54,699            --                --
  PRESIDENT                                1999      150,000         --            --                --

Stanley F. Bielicki....................    1999      111,424     33,576            --                --
  CHIEF FINANCIAL OFFICER

Phillip L. Weller......................    1998       95,000     35,000         2,308                --
  CHIEF TECHNOLOGY OFFICER                 1999      125,000         --            --                --

Rafe Scheinblum........................    1998       72,700     48,403         3,060                --
  EXECUTIVE VICE PRESIDENT--OPERATIONS     1999      125,000         --            --                --

    The amount listed under All Other Compensation for Mr. Van Allen represents a life insurance policy on Mr. Van Allen, for which Kathryn Van Allen, Mr. Van Allen's wife, is a co-beneficiary with FASTNET.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding options granted in the 1999 fiscal year to the executive officers named in the Summary Compensation Table above. Mr. Van Allen was not granted any options during the 1999 fiscal year. Amounts represent the hypothetical gains that could be achieved from the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based upon the grant price.

                                                                                                 POTENTIAL REALIZABLE
                                                          INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                        ------------------------------------------------------      ANNUAL RATES OF
                                        NUMBER OF                                                     STOCK PRICE
                                          SHARES     PERCENTAGE                                    APPRECIATION FOR
                                        UNDERLYING    OF TOTAL                                        OPTION TERM
                                         OPTIONS      OPTIONS        EXERCISE       EXPIRATION   ---------------------
NAME                                     GRANTED      GRANTED     PRICE ($/SHARE)      DATE       5% ($)      10% ($)
----                                    ----------   ----------   ---------------   ----------   ---------   ---------
Sonny C. Hunt.........................     5,000         1.0             2.50         5/24/09       7,861      19,922
Stanley F. Bielicki...................   100,000        21.5             1.50          3/3/09      94,334     239,061
Phillip L. Weller.....................   100,000        21.5             1.50          3/3/09      94,334     239,061
Rafe Scheinblum.......................   100,000        21.5             1.50          3/3/09      94,334     239,061

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth information concerning year end option values for the 1999 fiscal year for the executive officers named in the Summary Compensation Table above. The value of unexercised in-the-money options is calculated based on a value equal to the initial public offering price of the Company's shares of common stock at $12.00 per share.

                                               NUMBER OF SECURITIES
                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-MONEY
                                            OPTIONS AT FISCAL YEAR END        OPTIONS AT FISCAL YEAR END
                                            ---------------------------   -----------------------------------
NAME                                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE ($)   UNEXERCISABLE ($)
----                                        -----------   -------------   ---------------   -----------------
Sonny C. Hunt.............................      5,000             --           47,500                 --
Stanley F. Bielicki.......................     50,000         50,000          525,000            525,000
Phillip L. Weller.........................     50,000         50,000          525,000            525,000
Rafe Scheinblum...........................     50,000         50,000          525,000            525,000

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors consisted of Mr. Van Allen and Mr. Michels for the fiscal year ended December 31, 1999. Presently, the Compensation Committee consists of Mr. Michels, Mr. Kessman and Mr. Borden, each of whom is a non-employee director. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the Equity Compensation Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans.

    COMPENSATION POLICIES FOR EXECUTIVE OFFICERS (INCLUDING THE NAMED EXECUTIVE OFFICERS). The Compensation Committee's executive compensation philosophy is to: (i) provide competitive levels of compensation that integrate pay with the individual executive's performance and the Company's short-and long-term performance goals; (ii) motivate key executives to achieve strategic business opportunities and benefits that are comparable to those offered by other companies in the regional Internet service provider industry, thereby allowing the Company to compete for and retain talented executives who are critical to the Company's short- and long-term success; (iii) align the interests of key executives with the short- and long-term interests of shareholders and the enhancement of shareholder value through the granting of stock options; and
(iv) recognize individual contributions as well as overall business results. The Company's objectives include qualitative factors that strengthen the Company's ability to enhance profitable growth over the long-term, such as demonstrated leadership ability, management development, insuring compliance with laws, regulations and Company policies, and anticipating and responding to changing market and economic conditions.

    The compensation of the Company's Chief Executive Officer and other executive officers is currently comprised of annual base salary, annual performance incentives in the form of cash bonuses and long-term performance incentives in the form of stock option grants under the Equity Compensation Plan or any other plan related to the Company's stock.

    The Compensation Committee has determined that base salaries of executive officers should be set at levels that are competitive with those of executives of comparably-sized companies in the regional Internet service provider industry. In addition, the Compensation Committee believes that it is appropriate to reward performance through a combination of cash bonuses and stock option grants and to provide a competitive compensation package that will enable the Company to attract and retain the executives needed to enhance the Company's short-term financial performance and to enhance profitable growth over the long-term.

    BASE SALARY. Base salaries for each of the Company's executive officers are targeted according to salaries of employees holding similar offices and having similar responsibilities at comparably-sized companies within the regional Internet service provider industry. Annual salary adjustments for executive officers are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive officer and change in responsibilities assumed by such executive officer. Salary adjustments are normally determined on an annual basis.

    BONUSES. At the beginning of each year the Compensation Committee adopts a performance bonus program setting forth strategic goals for the year and a percentage of base salary that will be awarded to the senior management team based upon the achievement of these goals. All awards are paid in full, in cash, following the year of performance. The Compensation Committee awarded bonuses to Mr. Bielicki, Chief Financial Officer of the Company, in 1999 based on his achievements as an employee of the Company and individual predetermined goals for 1999.

    STOCK OPTION GRANTS. Stock options are designed to attract and retain executives who can make significant contributions to the Company's success; reward executives for such significant contributions; give executives a long-term incentive to increase shareholder value; and align the interests of the Company's senior executives with those of its stockholders. In determining whether to grant stock options to executive officers, the Compensation Committee evaluates each officer's performance by examining criteria similar to that involved in fixing cash bonuses. The Compensation Committee also may grant stock options for executive retention purposes, taking into account, among other things, general industry practices. Stock options generally have been granted with a ten-year term, with a vesting schedule ranging from quarterly to annual periods and usually not exceeding five years, at an exercise price equal to or above the fair market value of the Company's common stock on the grant date.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. David K. Van Allen, the Company's Chief Executive Officer, receives competitive compensation and regular benefits in effect for senior executives of the Company. Mr. Van Allen does not participate in any discussions and decisions regarding his salary and incentive compensation. In 1999, the Compensation Committee reviewed information regarding the compensation paid to the Chief Executive Officers of comparable companies, and evaluated achievement of corporate, individual and organizational objectives for 1999. Mr. Van Allen's annual compensation for 1999 was $185,000, a 74% increase from the year ended December 31, 1998. Mr. Van Allen did not receive any options to acquire any shares of the Company's Common Stock in 1999.

                             COMPENSATION COMMITTEE
                   David K. VanAllen       Douglas L. Michels

STOCK PRICE PERFORMANCE GRAPH

    Prior to February 8, 2000, the Company was not publicly traded and there was no market for its securities. Therefore, no quoted market prices for the Company's common stock are available for the year ended December 31, 1999. Because there were no quoted market prices for the Company's common stock for the year ended December 31, 1999, information regarding cumulative total shareholder return on the Company's common stock for that period, whether presented on a stand-alone or in a comparison with Nasdaq Composite Index or other indices, would not be meaningful.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EQUITY INVESTMENTS

    In May 1998, the Company sold 1,000,000 shares of common stock for an aggregate purchase price equal to $200,000 and issued a secured note for cash in the principal amount of $3.1 million and a warrant to purchase 1,000,000 shares of our common stock to H&Q You Tools Investment Holding, L.P. Under the terms of the note, interest accumulated at a rate equal to 7% per annum and the note matured on January 31, 2001. Immediately prior to the closing of the Company's initial public offering, H&Q You Tools converted this note into 2,033,334 shares at a conversion rate of $1.50 per share. The warrant is currently exercisable at an exercise price of $1.50 per share and expires in May 2005.

    In May 1999, the Company issued a second secured note for cash in the principal amount of $1.0 million to H&Q You Tools Investment Holding, L.P. Under the terms of the note, interest accumulated at a rate equal to 7% per annum and the note matured on May 15, 2000. H&Q You Tools converted this note in August 1999 into 142,431 shares of series A convertible preferred stock at a conversion price equal to $7.13 per share. These shares of series A convertible preferred stock were converted into 142,431 shares of common stock immediately prior to the closing of the Company's initial public offering.

    In August 1999, Lucent Technologies, Inc. purchased 280,505 shares of series A convertible preferred stock. These shares converted into 280,505 shares of common stock immediately prior to the closing of the Company's initial public offering.

    The Company also entered into a rights agreement with the holders of series A convertible preferred stock, granting them registration rights, other than in connection with the Company's initial public offering, of the common stock issuable upon conversion of their preferred stock. All of the shares of series A convertible preferred stock were converted into 385,693 shares of common stock immediately prior to the closing of the Company's initial public offering.

    In November 1999, the Company entered into an amendment to the Company's agreement with Hambrecht & Quist LLC which provided for the payment to Hambrecht & Quist LLC of $820,000 for services provided for the August 1999 private placement and general strategic and financial advisory services. The Company paid Hambrecht & Quist LLC $500,000 of the $820,000 upon completion of the Company's initial public offering and is obligated to pay the balance on February 1, 2001. Hambrecht & Quist LLC is affiliated with H&Q You Tools Investment Holding, L.P. through a mutual association with Hambrecht & Quist Group.

    On December 31, 1999, the Company purchased software for approximately $245,000 in cash pursuant to a corporate software license agreement with The Santa Cruz Operation, Inc. Douglas Michels, a director of FASTNET, is the chief executive officer of The Santa Cruz Operation, Inc.

    In January 2000, the Company entered into a purchase agreement with H&Q You Tools Investment Holding, L.P., under which the Company issued a $1.0 million note to H&Q You Tools Investment Holding, L.P. In addition, H&Q You Tools Investment Holding, L.P. received warrants to purchase 30,000 shares of our common stock. The warrant became immediately exercisable at the initial public offering price of $12.00 per share and expires seven years after the closing of this loan. The loan bore interest at a rate equal to 7% per annum and matured upon the closing of the Company's initial public offering.

INDEBTEDNESS OF MANAGEMENT

    On October 10, 1998, the Company made an unsecured loan of $50,000 at 6% interest per year to David K. Van Allen, the Company's chief executive officer and a director. In addition, in 1997 and 1998, the Company made unsecured loans totaling $19,400, each at 6% interest per year, to Kathryn Van Allen, spouse of David K. Van Allen. All of these notes matured upon consummation of the Company's initial public offering. The notes became due and payable pursuant to an agreed upon payment schedule as of January 1, 2000. The notes were forgiven by the Board of Directors on March 23, 2000. Forgiveness of these notes resulted in compensation to Mr. and Mrs. Van Allen for the principal, interest and associated payroll taxes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock and any other equity securities with the Securities and Exchange Commission and the NASD. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    The Company's directors and officers and 10% shareholders were not subject to the requirements of Section 16 of the Securities Exchange Act of 1934 until February 7, 2000, the effective date of the Company's initial public offering. Therefore, no Section 16(a) forms were filed for the year ended December 31, 1999. To present date, based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons that no such Forms were required to be filed by such persons, the Company believes that all its executive officers, directors and greater than 10% shareholders complied with all filing requirements applicable to them, except that each of the Company's directors and executive officers, Mr. Van Allen, Mr. Hunt, Mr. Bielicki. Mr. Weller, Mr. Scheinblum, Mr. Horinko,
Mr. Roberts, Mr. Michels, Mr. Farber and Mr. Borden, failed to timely report on a Form 3 the number of shares of common stock and options beneficially owned by them on February 7, 2000. Each of these persons filed a Form 3 with the Securities and Exchange Commission on February 9, 2000.

SOLICITATION OF PROXIES

    The accompanying proxy card is solicited on behalf of the Board of Directors of the Company. Following the original mailing of the proxy materials, proxies may be solicited personally by officers and employees of the Company, who will not receive additional compensation for these services. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of Shares.

PROPOSALS OF SHAREHOLDERS FOR THE ANNUAL MEETING AND THE 2001 PROXY STATEMENT

    Under the Company's Amended and Restated Bylaws, any shareholder who wishes to bring any proposal before a meeting of shareholders must give written notice thereof and certain related information to the Secretary of the Company in a timely manner. Notice by a shareholder to be timely with respect to proposals to be presented at an annual meeting must so be received (i) not less than 120 days prior to the date of the Company's proxy statement released to shareholders for the previous year's annual meeting; or (ii) in the event that the Company did not hold an annual meeting the previous year, or if the date of the current year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then within a reasonable time before the Company begins to print and mail its proxy.

    Shareholder proposals intended to be presented at the annual meeting to be held in 2001 must be received by the Company no later than January 13, 2001 in order to be included in the proxy statement and related proxy materials under Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Proposals should be directed to the Secretary, FASTNET Corporation, Two Courtney Place, Suite 130, 3864 Courtney Street, Bethlehem, PA 18017.

    A shareholder's notice to the Secretary shall set forth, as to each matter the shareholder proposes to bring before the annual meeting, (1) the name and record address of the shareholder proposing such business and the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (2) a representation that the shareholder has been a holder of record of stock of the Company entitled to vote at such meeting for at least one year and that the shareholder intends to hold the securities through the date of the meeting, and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice
(3) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and
(4) any material interest of the shareholder in such business.

    Management does not know of any matters which are likely to be brought before the Annual Meeting other than those referred to in this Proxy Statement. In the event that any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

    The presiding officer at the Annual Meeting may determine that any shareholder proposal is not permissible under or was not made in accordance with the foregoing procedures or is otherwise not in accordance with the law and, if he so determines, he may refuse to allow the shareholder proposal to be considered at the Annual Meeting.

    A copy of the Company's Annual Report to Shareholders, which includes financial statements and related data, accompanies this Proxy Statement.

ADDITIONAL INFORMATION

    The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's 1999 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Such written requests should be directed to Stanley F. Bielicki, Chief Financial Officer, at the Company's principal offices.

OTHER MATTERS

    The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

    It is important that your shares be represented at the Annual Meeting. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or to vote using the Company's telephone or Internet voting procedures.

                                          By Order of the Board of Directors,
                                          /s/ David K. Van Allen

                                          David K. Van Allen

                                          Chief Executive Officer

May 12, 2000
Bethlehem, PA

     FASTNET
       CORPORATION BETHLEHEM, PA 18017

PROXY                          FASTNET CORPORATION                         PROXY
       ANNUAL MEETING OF SHAREHOLDERS--FASTNET CORPORATION--JUNE 23, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

    The undersigned shareholder of FASTNET Corporation (the "Company") hereby appoints David K. Van Allen and Sonny C. Hunt, or either of them (with full power to act alone in the absence of the other and with full power of substitution in each), the proxy or proxies of the undersigned, and hereby authorizes either of them to represent and to vote as designated on the reverse, all Shares of Common Stock of the Company held of record by the undersigned at the close of business on May 5, 2000, at the Annual Meeting of Shareholders to be held on June 23, 2000, and at any adjournments thereof.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1.  Election of Directors
   NOMINEES: David K. Van Allen, Sonny C. Hunt, Douglas L. Michels, David J.
                  Farber, R. Barry Borden and Alan S. Kessman

                 / /  FOR ALL                 / /  WITHHOLD ALL
    (Instructions: To withhold authority to vote for any individual nominee, strike such nominee's name from the list of nominees.)

2. Approval of an increase in the number of shares authorized for issuance under the Company's Equity Compensation Plan from 1,000,000 to a total of 3,000,000 shares of common stock of the Company.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. Ratification of the selection of Arthur Andersen LLP as the Company's auditors for 2000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
PROPOSALS 1, 2 AND 3.

CHECK HERE FOR ADDRESS CHANGE / /                         CHECK HERE IF YOU PLAN TO ATTEND THE MEETING / /

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                  Date ___________________, 2000

                                                  ______________________________

                                                  ______________________________
                                                           Signature(s)

                                                  Note: Please sign exactly as
                                                  name appears hereon. When
                                                  Shares are held by joint
                                                  tenants, all joint tenants
                                                  should sign. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give the full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  the full corporate name by the
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

FASTNET [LOGO]                                 2000 FASTNET CORPORATION
                                               PROXY ELECTRONIC VOTING ALTERNATIVES

IT'S YOUR CHOICE: FAST, CONVENIENT--AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND POSTED

/X/ VOTE BY TELEPHONE  OR                      /X/ VOTE BY INTERNET

USING A TOUCH-TONE PHONE CALL THE TOLL-FREE    WWW.PROXYVOTE.COM
  NUMBER SHOWN ON THE VOTING INSTRUCTION
  FORM.

JUST FOLLOW THESE 4 EASY STEPS:                JUST FOLLOW THESE 4 EASY STEPS:

1. Read the accompanying Proxy Statement and   1. Read the accompanying Proxy Statement and
  voting instruction form. Keep it handy as a  voting instruction form. Keep it handy as a
  reference while you vote.                    reference while you vote.

2. Call the toll-free number shown on your     2. Go to webside WWW.PROXYVOTE.COM
  voting instruction form.

3. Enter your 12 digit Control Number located  3. Enter your 12 digit Control Number located
  on your voting instruction form.             on your voting instruction form.

4. Follow the recorded instructions.           4. Follow the instructions. (YOU WILL ALSO
                                               HAVE THE OPTION TO REGISTER TO RECEIVE FUTURE
                                               MATERIALS VIA THE INTERNET, WHEN AVAILABLE.)

YOUR VOTE IS IMPORTANT! - VOTE 24 HOURS A DAY
 IT IS NOT NECESSARY TO RETURN THE PRINTED VOTING FORM IF YOU VOTE BY TELEPHONE OR INTERNET